Exhibit 5.1

October 31, 2023

Dolphin Entertainment, Inc.

150 Alhambra Circle, Suite 1200

Coral Gables, FL 33134

Ladies and Gentlemen:

We have acted as counsel to Dolphin Entertainment, Inc., a Florida corporation (the “Company”) in connection with the issuance and sale of 1,400,000 shares (the “Shares”) of its common stock, par value 0.015 per share (“Common Stock”), to be issued and sold pursuant to the Underwriting Agreement, dated as of October 31, 2023, by and between the Company and Maxim Group, LLC (the “Underwriting Agreement”). The Shares have been registered on a Registration Statement on Form S-3 (File No. 333-273431) (such registration statement, as amended, including documents incorporated by reference therein, the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on July 25, 2023 and declared effective on August 3, 2023. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

The Company has requested our opinion as to the matters set forth below in connection with the Registration Statement and the issuance and sale of the Shares. For purposes of rendering that opinion, we have examined: (i) the Registration Statement, including the exhibits filed therewith; (ii) the preliminary prospectus supplement, dated October 30, 2023 and the final prospectus supplement, dated October 31, 2023, filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the documents incorporated or deemed incorporated by reference therein) (collectively, the “Prospectus Supplement”); (iii) the Company’s Articles of Incorporation, as amended through the date hereof, (iv) the Bylaws of the Company; (v) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) that provide for the issuance of the Shares (the “Authorizing Resolutions”); (vi) the Company’s stock ledger; and (vii) as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not reviewed any documents other than the documents listed in (i) through (vii) above.

For the purposes of this opinion letter, we have assumed that: (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons. We have not verified any of the forgoing assumptions.

Our opinion set forth below is limited to the Florida Business Corporation Act, including reported judicial decisions interpreting that law.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for pursuant to the Underwriting Agreement and the Authorizing Resolutions, will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following additional assumptions: (i) the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment) under the Securities Act shall not have been terminated, suspended or rescinded, and (ii) all Shares offered pursuant to the Registration Statement will be issued and sold in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the Prospectus Supplement, and there will not have occurred any change in law or fact affecting the validity of the opinion rendered herein with respect thereto. We assume no obligation to update or supplement our opinion to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K relating to the issuance of the Shares and to the reference to this firm in the related prospectus under the caption “Legal Matters.” In giving our consent we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations thereunder. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly,

/s/ K&L Gates LLP
K&L Gates LLP